UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road
Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2023, Offerpad Solutions Inc. (the “Company”) and Jawad Ahsan, the Company’s Chief Financial Officer and principal accounting officer, mutually agreed that Mr. Ahsan would separate from the Company, effective immediately. Mr. Ahsan is not eligible to receive severance or other separation payments or benefits in connection with his separation from the Company. Mr. Ahsan’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s financials or operations.

On December 11, 2023, the Board of Directors designated James Grout, the Company’s Senior Vice President, Finance to serve as principal financial officer and Hiten Patel, the Company’s Senior Vice President, Controller, to serve as principal accounting officer, in each case on an interim basis while the Company engages in a search for a new Chief Financial Officer.

James Grout, age 35, has served as Senior Vice President, Finance of the Company since March 2022. In this role, he is responsible for financial planning & analysis, strategy, treasury, capital markets, and investor relations. Prior to serving as Senior Vice President, Finance, he served as the Company’s Vice President, Finance, from July 2019 to March 2022 and as Director, Financial Planning and Analysis from August 2018 to July 2019. Prior to joining the Company, Mr. Grout worked at Intel for six years, where he managed capital affordability for the corporation’s global capital equipment supply chain and assisted with strategy for Intel’s Internet of Things business. He began his career in the mortgage industry with Provident Funding Associates. Mr. Grout holds a Bachelor’s degree in Business Administration in Finance and Entrepreneurship from the University of Arizona and a Master’s in Business Administration from Cornell University.

Hiten Patel, age 42, has served as Senior Vice President, Controller of the Company since April 2022. Prior to joining the Company, he served in various leadership roles at Shutterfly, Inc., including Vice President, Corporate Controller from October 2021 to April 2022; Senior Director, Corporate Controller from March 2019 to October 2021; and Director, Operations Controller from February 2016 to March 2019. Mr. Patel earned a Bachelor of Science in Accountancy from Arizona State University and holds an active CPA license with the state of Arizona.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date:	December 12, 2023	By:	/s/ Benjamin A. Aronovitch
Benjamin A. Aronovitch Chief Legal Officer and Secretary